AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (“Agreement”) is effective as of the 1st day of August, 2022 (“Effective Date”), by and between Warner Media, LLC, with an address of 30 Hudson Yards, New York, NY 10001 (“Warner”), and David Zaslav, with an address of 230 Park Avenue South, New York, NY 10003 (“Executive”).

RECITALS

WHEREAS, Warner is the lessee of (i) that certain Dassault Falcon 900EX aircraft, bearing manufacturer’s serial number 304, currently registered with the Federal Aviation Administration (“FAA”) as N304K (the “900EX Aircraft”) in the name of Falcon 900EX-304, LLC and (ii) that certain Dassault Falcon 7X aircraft, bearing manufacturer’s serial number 75, currently registered with the FAA as N775E (the “7X Aircraft”, and together with the 900EX Aircraft, the “Aircraft” and each, individually, an “Aircraft”) in the name of Falcon 7X-75, LLC;

WHEREAS, Warner employs or retains a fully qualified flight crew to operate the Aircraft;

WHEREAS, Warner desires to sublease the Aircraft to Executive and to provide a fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis, as defined in Section 91.501(c)(1) of the Federal Aviation Regulations (“FAR”); and

WHEREAS, the use of the Aircraft by Executive shall at all times be pursuant to and in full compliance with the requirements of FAR Sections 91.501 (b) (6), 91.501 (c) (1) and 91.501 (d).

NOW, THEREFORE, in consideration of the mutual promises and considerations contained in this Agreement, the parties agree as follows:

1.Sublease; Term; Termination. Warner agrees to sublease the Aircraft to Executive on a periodic, non-exclusive basis, and to provide a fully qualified flight crew for all operations, pursuant and subject to the provisions of FAR Section 91.501 (c) (1) and the terms of this Agreement. The parties expressly acknowledge and agree that, regardless of any employment, contractual or other relationship of any kind or nature, at all times that the Aircraft is operated under this Agreement, Warner, as the party furnishing the Aircraft and flight crew and exercising complete control over all phases of aircraft operation, shall be deemed to have operational control of the Aircraft as such term is defined in 14 C.F.R. Section 1.1. This Agreement shall commence on the Effective Date and continue so long as Executive is employed by Warner Bros. Discovery, Inc., the ultimate parent of Warner, under the Employment Agreement entered into on January 2, 2014, as amended by the Amended and Restated Employment Agreement dated July 16, 2018 and as further amended by the Amended and Restated Employment Agreement dated May 16, 2021.

2.Payment Amount. Executive shall pay Warner an amount equal to 200% of the actual expenses for fuel for each flight conducted under this Agreement, as permitted by and in compliance with FAR Section 91.501 (d) (the “Time Sharing Charge”).

3.Payment Timing. Warner will pay all expenses related to the operation of the Aircraft when incurred, and will bill Executive on a quarterly basis as soon as practicable after the last day of each calendar quarter for the Time Sharing Charge for any and all flights for the account of Executive pursuant to this Agreement during the preceding quarter. Executive shall pay Warner for all flights for the account of Executive pursuant to this Agreement within thirty (30) days of receipt of the invoice therefor. For the avoidance of doubt, any federal excise tax that may be imposed under Internal Revenue Code Section 4261 or any similar excise taxes, if any, applicable to this Agreement will be paid by Executive to Warner in addition to the Time Sharing Charge.

4.Flight Requests. Executive will provide Warner with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least twenty-four (24) hours in advance of Executive’s planned departure unless Warner otherwise agrees. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties. The parties intend that the use of the Aircraft pursuant to this Agreement will be for such purposes as Warner and Executive may agree from time to time.

5.Scheduling Authority. Warner shall have sole and exclusive authority over the scheduling of the Aircraft, including any limitations on the number of passengers on any flight; provided, however, that Warner will use commercially reasonable efforts to accommodate Executive’s needs and to avoid conflicts in scheduling.

6.Aircraft Maintenance. As between Warner and Executive, Warner shall be solely responsible for securing maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight.

7.Flight Crew. Warner shall employ or retain, pay for and provide a qualified flight crew for each flight undertaken under this Agreement.

8.Flight Crew Authority. In accordance with applicable FARs, the qualified flight crew provided by Warner will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Executive specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Executive or any other person. The parties further agree that Warner shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God or any other event or circumstance beyond the reasonable control of Warner.

9.Insurance.

(a)At all times during the term of this Agreement, Warner shall cause to be carried and maintained, at Warner's cost and expense, aircraft public and passenger legal liability coverage, commercial general liability covering bodily injury, property damage and personal injury liability, and all risk hull insurance in such amounts and on such terms and conditions as Warner shall determine in its sole discretion. Warner shall also bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss.
(b)Any policies of insurance carried in accordance with this Agreement: (i) shall name Executive as an additional insured; (ii) shall contain a waiver by the underwriter thereof of any right of subrogation against Executive; and (iii) shall require the insurers to provide at least 30 days’ prior written notice (or at least seven days’ in the case of any war-risk insurance) to Executive if the insurers cancel insurance for any reason whatsoever, provided that the insurers shall provide at least 10 days prior written notice if the same is allowed to lapse for non-payment of premium. Each liability policy shall be primary without right of contribution from any other insurance which is carried by Executive or Warner and shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

(c)Warner shall obtain the approval of this Agreement by the insurance carrier for each policy of insurance on the Aircraft. If requested by Executive, Warner shall arrange for a Certificate of Insurance evidencing the insurance coverage with respect to the Aircraft carried and maintained by Warner to be given by its insurance carriers to Executive or will provide Executive with a copy of such insurance policies. Warner will give Executive reasonable advance notice of any material modifications to insurance coverage relating to the Aircraft.

10.Damages.

(a)Executive agrees that the proceeds of insurance will be Executive’s sole recourse against Warner with respect to any claims that Executive may have under this Agreement.
(b)IN NO EVENT SHALL WARNER BE LIABLE TO EXECUTIVE OR HIS EMPLOYEES, AGENTS, GUESTS, OR INVITEES (AND THE LAWFUL SUCCESSORS AND ASSIGNS THEROF) FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES AND/OR PUNITIVE DAMAGES OF ANY

KIND OR NATURE, UNDER ANY CIRCUMSTANCES OR FOR ANY REASON, INCLUDING AND NOT LIMITED TO ANY DELAY OR FAILURE TO FURNISH THE AIRCRAFT, OR CAUSED BY THE PERFORMANCE OR NON-PERFORMANCE BY WARNER OF THIS AGREEMENT.

(c)The provisions of this Section 10 shall survive indefinitely the termination or expiration of the Agreement.
11. Executive Warranties. Executive warrants that:

(a)He will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire, for any illegal purpose, or in violation of any insurance policies with respect to the Aircraft;

(b)He will refrain from incurring any mechanics, international interest, prospective international interest or other lien and shall not attempt to convey, mortgage, assign, lease or grant or obtain an international interest or prospective international interest or in any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

(c)He will comply with all applicable laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft under this Agreement.

12. Base of Operations. For purposes of this Agreement, the base of operation of the 900EX Aircraft shall be Teterboro, NJ (KTEB), and the base of operation of the 7X Aircraft shall be Burbank, CA (KBUR), in each case, as may be changed from time to time by the agreement of the parties hereto.

13.Copies of Agreement. A copy of this Agreement shall be carried in the Aircraft and available for review upon the request of the Federal Aviation Administration on all flights conducted pursuant to this Agreement.
14.No Executive Further Sublease or Assignment. Executive shall not assign this Agreement or its interest herein to any other person or entity, nor shall Executive enter into any further subleases or make any other disposition of the Aircraft, without the prior written consent of Warner, which may be granted or denied in Warner’s sole discretion; provided, however, that Executive may permit members of his immediate family to use the Aircraft pursuant to this Agreement and will provide Warner with advance notice of such permission being granted. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, representatives, successors and assigns, and does not confer any rights on any other person.

15.Miscellaneous. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior understandings and agreements between the parties respecting such subject matter. This Agreement may be amended or supplemented and any provision hereof waived only by a written instrument signed by all parties. The failure or delay on the part of any party to insist on strict performance of any of the terms and conditions of this Agreement or to exercise any rights or remedies hereunder shall not constitute a waiver of any such provisions, rights or remedies. This Agreement may be executed in counterparts, which shall, singly or in the aggregate, constitute a fully executed and binding Agreement.

16.Delivery of Notices. Except as otherwise set forth in Section 4, all communications and notices provided for herein shall be in writing and shall become effective when delivered by facsimile transmission or by personal delivery, Federal Express or other overnight courier or four (4) days following deposit in the United States mail, with correct postage for first-class mail prepaid, addressed to Warner or Executive at their respective addresses set forth above, or else as otherwise directed by the other party from time to time in writing.
17.Enforceability. If any one or more provisions of this Agreement shall be held invalid, illegal, or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal, or unenforceable provisions shall be replaced by a mutually acceptable provision, which, being valid, legal, and enforceable, comes closest to the intention of the parties underlying the invalid, illegal, or unenforceable provision. To the extent permitted by applicable law, the parties hereby waive any provision of law, which renders any provision of this Agreement prohibited or unenforceable in any respect.

18.Governing Law. This Agreement is entered into under, and is to be construed in accordance with, the laws of the State of Maryland, without reference to conflicts of laws.

19. TRUTH IN LEASING STATEMENT UNDER FAR SECTION 91.23

EACH AIRCRAFT, A DASSAULT FALCON 900EX, MANUFACTURER'S SERIAL NO. 304, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N304K AND A DASSAULT FALCON 7X, MANUFACTURER’S SERIAL NO. 75, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N775E, HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD (OR PORTION THEREOF DURING WHICH THE AIRCRAFT HAS BEEN SUBJECT TO U.S. REGISTRATION) PRECEDING THE DATE OF THIS LEASE.

EACH AIRCRAFT HAS BEEN AND WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. DURING THE DURATION OF THIS AIRCRAFT TIME SHARING AGREEMENT, WARNER MEDIA, LLC IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT.

AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

WARNER MEDIA, LLC THROUGH ITS UNDERSIGNED AUTHORIZED SIGNATORY BELOW, CERTIFIES THAT WARNER IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

20. Agreement Subject to Leases. Warner and Executive acknowledge and agree that: (i) the terms of this Agreement are in all cases subject to and subordinate to the terms and conditions of that certain (A) Aircraft Dry Lease Agreement (the “900EX Lease”) dated as of February 11, 2022, between Falcon 900EX-304, LLC (“900EX Lessor”) and Warner covering the lease of the 900EX Aircraft by Warner from 900EX Lessor and (B) Aircraft Dry Lease Agreement (the “7X Lease”) dated as of February 11, 2022, between Falcon 7X-75, LLC (“7X Lessor”) and Warner covering the lease of the 7X Aircraft by Warner from 7X Lessor; (ii) this Agreement will terminate with respect to the applicable Aircraft automatically upon the expiration or earlier termination of the 900EX Lease or the 7X Lease, as applicable; (iii) nothing herein permits the deregistration of the Aircraft from the US registry or the registration of the Aircraft with the aviation authority of any other country.

IN WITNESS WHEREOF, the parties have executed this Aircraft Time Sharing Agreement to be effective as of the date first above written.

WARNER                        EXECUTIVE

WARNER MEDIA, LLC        DAVID ZASLAV

By: /s/ Gunnar Wiedenfels                By: /s/ David Zaslav
Name: Gunnar Wiedenfels                Name: David Zaslav
Title: Chief Financial Officer

INSTRUCTIONS FOR COMPLIANCE WITH “TRUTH IN LEASING” REQUIREMENTS

1.Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within twenty four hours after it is signed):

Federal Aviation Administration Aircraft Registration Branch ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

2.Telephone the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease.

3.Carry a copy of the lease in the aircraft at all times.